Exhibit 99.1

Corbus Pharmaceuticals Announces Proposed Public Offering of Common Stock

Norwood, MA, January 24, 2019 – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical stage drug development company with the industry’s leading pipeline focused on treating inflammatory and fibrotic diseases through the endocannabinoid system pathways, today announced that it plans to offer and sell shares of its common stock in an underwritten registered public offering. All of the shares in the offering are to be sold by Corbus. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Corbus intends to use the net proceeds of the proposed underwritten offering to fund its continued development of lenabasum and the compounds recently licensed from Jenrin and for general corporate purposes, which may include funding preclinical studies and clinical trials, manufacturing lenabasum and the Jenrin compounds for clinical trials and commercial launch, and acquisitions or investments in businesses, products or technologies that are complementary, and to increase its working capital and fund capital expenditures.

Jefferies and RBC Capital Markets are acting as joint book-running managers for the offering. Corbus intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the public offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and became effective on January 17, 2018.

A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC. The securities described above have not been qualified under any state blue sky laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The offering can be made only by means of a prospectus, copies of which may be obtained at the SEC’s website at www.sec.gov, or by request at Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; or from RBC Capital Markets, LLC, Attention: Prospectus Department, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (866) 375-6829, or by email at equityprospectus@rbccm.com.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a Phase 3 clinical-stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat inflammatory and fibrotic diseases by leveraging its pipeline of endocannabinoid system-targeting synthetic drug candidates. The Company’s lead product candidate, lenabasum, is a novel, synthetic, oral, selective cannabinoid receptor type 2 (CB2) agonist designed to resolve chronic inflammation and fibrotic processes. Lenabasum is currently being evaluated in systemic sclerosis, cystic fibrosis, dermatomyositis, and systemic lupus erythematosus.

Corbus licensed the exclusive worldwide rights to develop, manufacture and market drug candidates from more than 600 novel compounds targeting the endocannabinoid system from Jenrin Discovery LLC. The pipeline includes CRB-4001, a second generation, peripherally-restricted, selective cannabinoid receptor type 1 (CB1) inverse agonist designed to eliminate blood-brain barrier penetration and subsequent brain CB1 receptor occupancy that mediates the neuropsychiatric adverse events associated with first-generation CB1 inverse agonists. Potential indications for CRB-4001 include nonalcoholic steatohepatitis, primary biliary cholangitis, idiopathic pulmonary fibrosis, radiation-induced pulmonary fibrosis, myocardial fibrosis after myocardial infarction and acute interstitial nephritis, among others. Corbus plans to enter a Phase 1 study of CRB-4001 in 2019, intended to be followed by a National Institutes of Health (NIH)-funded proof-of-concept Phase 2 study.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about Corbus’ expectations regarding the completion, timing and size of its public offering and the anticipated use of proceeds therefrom. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Corbus’ business and finances in general, including the risks and uncertainties in the section captioned “Risk Factors” in the preliminary prospectus supplement related to the public offering that will be filed with the SEC and the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. There can be no assurances that we will be able to complete the proposed offering on the anticipated terms, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Corbus undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Corbus Investor Contacts:

Institutional Investor Inquiries

Ted Jenkins, Senior Director, Investor Relations and Communications

Corbus Pharmaceuticals, Inc.

Phone: +1 (617) 415-7745

Email: ir@corbuspharma.com

All Other Investor Inquiries

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: +1 (833) 475-8247

Email: crbp@jtcir.com

Media Contact

Corbus Pharmaceuticals, Inc.

Lindsey Smith

Email: mediainfo@corbuspharma.com